Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-10218, 333-139523, 333-148070, 333-156188 and 333-170185) of Altria Group, Inc. of our report dated June 15, 2012 relating to the financial statements and supplemental schedule of the Deferred Profit-Sharing Plan for Salaried Employees, which appears in this Form 11-K.

/s/ PRICEWATERHOUSECOOPERS LLP

Richmond, Virginia

June 15, 2012